EXHIBIT 99.1

RALPH LAUREN CORPORATION
Schedule of Segment Revenue Data by Sales Channel
Supplemental Financial Information
(in millions)
(Unaudited)

	Fiscal 2018
	North America	Europe	Asia	Other	Total
Sales Channel:

First Quarter
Wholesale	$313.3	$115.6	$7.9	$6.0	$442.8
Retail	396.4	207.9	201.2	57.0	862.5
Licensing	-	-	-	41.8	41.8
Total net revenues	$709.7	$323.5	$209.1	$104.8	$1,347.1

Second Quarter
Wholesale	$451.3	$233.5	$17.9	$7.3	$710.0
Retail	424.3	229.5	198.9	54.6	907.3
Licensing	-	-	-	46.9	46.9
Total net revenues	$875.6	$463.0	$216.8	$108.8	$1,664.2

Third Quarter
Wholesale	$377.1	$143.7	$13.6	$8.4	$542.8
Retail	509.3	234.8	237.4	73.2	1,054.7
Licensing	-	-	-	44.3	44.3
Total net revenues	$886.4	$378.5	$251.0	$125.9	$1,641.8

Fourth Quarter
Wholesale	$429.7	$234.3	$20.2	$9.4	$693.6
Retail	329.6	185.7	236.6	40.0	791.9
Licensing	-	-	-	43.7	43.7
Total net revenues	$759.3	$420.0	$256.8	$93.1	$1,529.2

Full Year
Wholesale	$1,571.4	$727.1	$59.6	$31.1	$2,389.2
Retail	1,659.6	857.9	874.1	224.8	3,616.4
Licensing	-	-	-	176.7	176.7
Total net revenues	$3,231.0	$1,585.0	$933.7	$432.6	$6,182.3

	Fiscal 2017
	North America	Europe	Asia	Other	Total
Sales Channel:

First Quarter
Wholesale	$427.6	$160.5	$10.9	$6.3	$605.3
Retail	428.0	217.1	200.2	59.3	904.6
Licensing	-	-	-	42.3	42.3
Total net revenues	$855.6	$377.6	$211.1	$107.9	$1,552.2

Second Quarter
Wholesale	$582.1	$226.4	$14.6	$5.8	$828.9
Retail	462.7	219.4	201.9	56.8	940.8
Licensing	-	-	-	50.9	50.9
Total net revenues	$1,044.8	$445.8	$216.5	$113.5	$1,820.6

Third Quarter
Wholesale	$443.7	$121.8	$8.0	$8.2	$581.7
Retail	557.1	227.4	227.2	74.1	1,085.8
Licensing	-	-	-	47.1	47.1
Total net revenues	$1,000.8	$349.2	$235.2	$129.4	$1,714.6

Fourth Quarter
Wholesale	$553.1	$203.3	$14.5	$5.5	$776.4
Retail	328.7	167.5	205.2	44.2	745.6
Licensing	-	-	-	43.4	43.4
Total net revenues	$881.8	$370.8	$219.7	$93.1	$1,565.4

Full Year
Wholesale	$2,006.5	$712.0	$48.0	$25.8	$2,792.3
Retail	1,776.5	831.4	834.5	234.4	3,676.8
Licensing	-	-	-	183.7	183.7
Total net revenues	$3,783.0	$1,543.4	$882.5	$443.9	$6,652.8

	Fiscal 2016
	North America	Europe	Asia	Other	Total
Sales Channel:

Full Year
Wholesale	$2,516.8	$686.5	$53.0	$34.4	$3,290.7
Retail	1,962.8	875.2	839.4	248.8	3,926.2
Licensing	-	-	-	188.3	188.3
Total net revenues	$4,479.6	$1,561.7	$892.4	$471.5	$7,405.2